Exhibit 99.1

            Brooke Corporation Subsidiary Releases August Results

    OVERLAND PARK, Kan., Sept. 29 /PRNewswire-FirstCall/ -- Shawn Lowry,

President of Brooke Corporation's (Amex: BXX) franchise subsidiary, announced that during the month of August, 2003, Brooke Franchise Corporation received consulting fees totaling $747,517 for assisting franchisees in the acquisition of six insurance agencies.  Three of the acquired agencies were new franchise locations and the other three agency acquisitions were merged into existing franchise locations.  These recently acquired agencies are located in the states of Arizona, Florida, Illinois, and Texas.

    To help observers put the August expansion in perspective, Lowry noted,

"Five new franchise locations were added in July of 2003, resulting in associated consulting fees of $1,466,655 and eight new franchise locations were added in June of 2003, resulting in associated consulting fees of

$1,563,796."



    About our Company.... Brooke Franchise Corporation is a wholly owned subsidiary of Brooke Corporation, which is listed on the American Stock

Exchange under the symbol of BXX.  Brooke Franchise Corporation distributes insurance and financial services through a network of 204 franchisee locations.  Brooke Credit Corporation, a sister company, has originated more than $75,000,000 in franchisee loans which have been sold to participating lenders or to investors through an asset backed securitization.  Another sister company supplies insurance on a wholesale basis to the company's franchisees and others.



    This press release contains forward-looking statements.  Investors are cautioned that all forward-looking statements involve risks and uncertainties,

and several factors could cause actual results to differ materially from those in the forward-looking statements.  Forward-looking statements relate to anticipated revenues, gross margins, earnings, and growth of the market for our products.  The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements:

uncertainties associated with market acceptance of and demand for the company's products, impact of competitive products and pricing, dependence on third party suppliers, uncertainties associated with the development of technology, and the dependence on intellectual property rights.  Investors are directed to the Company's most recent annual report, which is available from the Company without charge for a more complete description of the Company's business.



SOURCE  Brooke Corporation

    -0-                             09/29/2003

    /CONTACT:  Sherisa Coomes of Brooke Corporation, cooms@brookecorp.com ,

+1-785-543-3199, Ext 197/

    /Web site:  http://www.brookecorp.com /

    (BXX)



CO:  Brooke Corporation; Brooke Franchise Corporation

ST:  Kansas

IN:  FIN INS

SU: